EXHIBIT 99.31

                             PURCHASE AGREEMENT

PURCHASE  AGREEMENT  dated as of February 14, 2003, by and among the persons
listed  on  the  attached   Schedule  A   (individually,   a  "Seller"  and
collectively, the "Sellers"), and PENSKE AUTOMOTIVE HOLDINGS CORP., a Delaware corporation (the "Purchaser").

                                  RECITALS

WHEREAS, the Sellers collectively own 289,243 shares (the "Shares") of Voting Common Stock (the "Common Stock"), par value of $0.0001 per share of United Auto Group, Inc., a Delaware corporation (the "Company");

WHEREAS, Purchaser desires to purchase and each of the Sellers desire to sell to Purchaser all of the Shares at a purchase price equal to $17.2865 per share.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                 ARTICLE I

                      SALE AND PURCHASE OF SECURITIES

     1.1. The Purchase. At the Closing, subject to completion of all of the Closing Actions, the Purchaser shall purchase (the "Purchase") from each Seller, and each Seller shall sell to the Purchaser, that number of Shares listed next to each Seller's name on the attached Schedule A at a purchase price of $17.2865 per Share and an aggregate purchase price of $5,000,000.00 (the "Purchase Price").

     1.2. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place in one or more series of closing at the offices of Harold S. Small, a Professional Corporation, on January 28, 2003 or on such other date as the Sellers and the Purchaser may mutually determine (such date, the "Closing Date").

     1.3. Actions at the Closing. On each Closing Date, the following actions shall occur (the "Closing Actions"):

          (a) Each Seller shall transfer the Shares being tender at such Closing to the Purchaser, evidenced by stock certificates and stock powers or other instruments reasonably requested by the Purchaser, free and clear of Encumbrances (as hereinafter defined) thereon.

          (b) The Purchaser shall pay the portion of the Purchase Price set forth next to each Seller's name on Schedule A to each Seller by wire transfer pursuant to instructions provided by each Seller for the shares being tendered at such Closing.

                                ARTICLE II

                    SELLER REPRESENTATIONS & WARRANTIES

Each Seller, severally and not jointly, represents and warrants to the Purchaser as follows as of the date hereof and as of each Closing Date:

     2.1. Organization and Good Standing; Power and Authority; Qualifications. The Sellers that are organized as trusts are each duly organized, validly existing and in good standing under the laws of California and have all requisite power and authority to own, lease and operate their respective properties, to carry on their respective business as presently conducted and as proposed to be conducted. Each Seller has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement.

     2.2. Authorization of the Documents. The execution, delivery and performance of this Agreement has been duly authorized by all requisite action on the part of each Seller, and this Agreement constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller, in accordance with its terms.

     2.3. No Conflict. The execution, delivery and performance by each Seller of this Agreement and the consummation by each Seller of the transactions contemplated hereby; and the sale and delivery by each Seller of the Shares will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to any Seller, the Shares by the Seller or any Sellers other respective properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or previsions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any agreement of any Seller, or result in the creation of any encumbrance, upon any of the properties or assets of any Seller, including the Shares or (c) violate the trust agreement of the Sellers that are trusts.

     2.4. Consents. Each Seller represents that he/she/it has no knowledge of any consents required or any permit, authorization, or approval of or by, or any notification of or filing with any person (governmental or private) that is required in connection with the execution, delivery and performance by each Seller of this Agreement or any documentation relating thereto, the consummation by each Seller of the transactions contemplated hereby, or the sale or delivery of the Shares. In making these representations, Sellers have relied upon the representations of Purchaser and Company that the legend conditions on the Shares being transferred by Sellers do not need to be removed prior to the sale of the Shares to Purchaser, and that Sellers (individually and collectively) have no filing obligations or requirements with the Securities and Exchange Commission or any other governmental agency or authority that is required to permit the contemplated sale of the Shares as expressed herein.

     2.5. Ownership. Each Seller is the lawful owner of the Shares listed next to each Seller's name on the attached Schedule A, and each Seller has good title to the Shares listed next to each Seller's name on the attached Schedule A, free and clear of any and all mortgages, rights of first refusal or first offer, security interests liens, mortgages, pledges, charges and similar restrictions (collectively, "Encumbrances"), and upon completion of the transaction contemplated by this Agreement, each Seller will transfer to the Purchaser good and valid title to the Shares free and clear of any Encumbrances.

     2.6. Additional Purchases. Each Seller is aware and acknowledges that the Purchaser and its affiliates has purchased shares of the Company's Common Stock at a per share purchase price in excess of $17.2865 per share and that Purchaser or its affiliates may from time to time engage in one or more transactions involving the purchase of some or all of the Common Stock of the Company at a purchase price in excess of $17.2865 per share. No Seller by virtue of the completion of any such transaction or transactions will be entitled to any additional consideration of any kind in exchange for the sale and delivery by each or any Seller of the Shares to Purchaser.

     2.7. Due Diligence. Each Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of completing the transactions contemplated by this Agreement. Seller has acquired sufficient information about the Company to reach an informed and knowledgeable decision to enter into and complete the transactions contemplated by this Agreement. In evaluating the merits and risk of the transactions contemplated by this Agreement, Seller has relied on the advice of its investment advisors and/or its legal counsel.

     2.8. Brokers. No agent, broker, investment banker or other person or entity acting on behalf of any Seller or under the authority of any Seller is or will be entitled to any fee or commission directly or indirectly from any party hereto in connection with any of the transactions contemplated hereby.

                                ARTICLE III

                   PURCHASER REPRESENTATIONS & WARRANTIES

Purchaser represents and warrants to each Seller as of the date hereof and as of each Closing Date as follows:

     3.1. Investment. Purchaser is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser understands that (i) the Shares have not been registered under the Securities Act or any state securities laws, (ii) the Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration and/or regulation thereunder as the case may be, and (iii) the Shares may be further restricted by legends set forth on the share certificates. Purchaser and Company acknowledge that Company, prior to issuance, placed legend conditions on the Shares being transferred by Sellers and that said legends do not need to be removed prior to the sale of the Shares to Purchaser, and that Sellers (individually and
collectively)   have  no  filing   obligations  or  requirements  with  the
Securities and Exchange Commission or any other governmental agency or authority that is required to permit the contemplated sale of the Shares to Purchaser as stated herein.

     3.2. Accredited Investor. The Purchaser is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act).

     3.3. Organization. The Purchaser is duly organized and validly existing under the laws of the state of its organization and has all power and authority to enter into and perform this Agreement. The Agreement has been duly authorized by all necessary action on the part of the Purchaser. The Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms.

     3.4. Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action on the part of the Purchaser, and each part of this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser, in accordance with its terms.

     3.5. No Conflict. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Purchaser or its subsidiaries or affiliates, or any of its or their properties or assets, (b) conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute (with due notice, lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any agreement of the Purchaser, its subsidiaries or affiliates, or (c) violate the Certificate of Incorporation or the bylaws of the Purchaser.

     3.6. Consents. Purchaser represents (as to itself and as to its subsidiaries and affiliates) that it (and they) has no knowledge of any consents required or any permit, authorization, or approval of or by, or any notification of or filing with any person or entity (governmental or private) that is required in connection with the execution, delivery and performance by the Purchaser of this Agreement or any documentation relating thereto, or the consummation by the Purchaser of the transactions contemplated hereby. Purchaser represents that it has no knowledge of any consents required or any permit, authorization, or approval of or by, or any notification of or filing with any person or entity (governmental or private) that is required of Sellers in connection with the execution, delivery and performance by each Seller of this Agreement or any documentation relating thereto, or the consummation by each Seller of the transactions contemplated hereby, or the sale or delivery of the Shares.

     3.7. Brokers. No agent, broker, investment banker or other person or entity acting on behalf of the Purchaser or under the authority of the Purchaser is or will be entitled to any fee or commission directly or indirectly from any party hereto in connection with any of the transactions contemplated hereby.

                                ARTICLE IV

                               MISCELLANEOUS

     4.1. Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy (with confirmation promptly sent by regular mail), nationally recognized overnight courier or first class registered or certified mail), return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                  (i)   if to any Seller, to the respective Sellers as follows:

                  Mr. and Mrs. Jacob A. Gossman, Co-Trustees
                  The Gossman Family 1984 Trust
                  6324 Caminito Tenedor
                  San Diego, California 92120

                  Mr. and Mrs. Thomas J. Gossman, Co-Trustees
                  The Thomas J. and Carol Gossman Family Trust
                  3442 Par Four Drive
                  El Cajon, California 92019

                  Mr. Gerald G. Gossman, individually and as Trustee The Gossman Grandchildrens' Trust #2
                  P.O. Box 2072
                  Julian, California 92036

                  Mrs. Rebecca Kozak, Trustee
                  The Rebecca Marie Kozak Trust
                  7056 Del Cerro Boulevard
                  San Diego, California 92120

                  Mr. Thomas J. Gossman, Trustee
                  The Gossman Grandchildrens' Trust #1
                  3442 Par Four Drive
                  El Cajon, California  92019

                  With a copy to:

                  Harold S. Small, Esq.
                  Harold S. Small, a Professional Corporation
                  12526 High Bluff Drive, Suite 200
                  San Diego, California  92130

                  (ii)  if to the Purchaser, to:

                  Penske Automotive Holdings Corp.
                  2555 Telegraph Road
                  Bloomfield Hills, MI  48302-0954
                  Attention:  General Counsel

All such notices, requests, consents and other communications shall be deemed to have been given when received.

     4.2. Amendments and Waivers. This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

     4.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and the personal representatives and assigns of the parties hereto, whether so expressed or not. Penske may freely assign the right to purchase stock but not its obligations under this Agreement to any wholly-owned subsidiary of Penske Corporation.

     4.4. Entire Agreement. This Agreement (with the documents referred to herein or delivered pursuant hereto) embodies the entire agreement relating to the sale of the Shares and the understanding between the parties hereto relating to the sale of the Shares by the Sellers to Purchaser. The parties hereto and affiliates and subsidiaries, and entities in which they have an ownership interest, are parties to other agreements that are not modified or affected in any manner by the execution of this Agreement, with the exception of the Put Agreement dated October 24, 2001, which shall be deemed to have been terminated upon the payment and delivery of the consideration by the Purchaser to the Sellers in accordance with the terms of this Agreement and the payment of legal fees as referred to in Section 4.9.

     4.5. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Michigan without giving effect (to the fullest extent permitted by law) to the conflicts of law principles thereof which might result in the application of the laws of any other jurisdiction.

     4.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. All signatures need not appear on any one counterpart and signatures may be delivered by telecopy followed by the pages containing the original signatures of the parties to this Agreement.

     4.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     4.8. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     4.9. Expenses. Each party to this Agreement shall bear its own cost and expenses, including fees of consultant(s), accountant(s), counsel, and other persons acting on behalf of or for such party, except that Purchaser shall pay the fees of Sellers $6,000.00 as allowed by the provisions of
Section 14. of the Put Agreement, and UAG's check for that amount shall be delivered to Harold S. Small, a Professional Corporation, concurrent with the closing and delivery of share certificates and documents to give effect to this Agreement.

     4.10. Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it might be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any, should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                           SELLERS:

                           /s/ JACOB A. GOSSMAN AND LUELLA GOSSMAN
                           ---------------------------------------------------
                           JACOB A. GOSSMAN AND LUELLA GOSSMAN, CO-TRUSTEES OF THE GOSSMAN FAMILY 1984 TRUST, UTD 3/27/84


                           /s/ THOMAS J. GOSSMAN AND CAROL GOSSMAN
                           ---------------------------------------------------
                           THOMAS J. GOSSMAN AND CAROL GOSSMAN, CO-TRUSTEES OF THE THOMAS J. GOSSMAN AND CAROL GOSSMAN FAMILY TRUST, UTD 9/1/92


                           /s/ THOMAS J. GOSSMAN
                           ---------------------------------------------------
                           THOMAS J. GOSSMAN, AS TRUJSTEE OF THE GOSSMAN GRANDCHILDRENS' TRUST #l, UTD12/31/91


                           /s/ GERALD G. GOSSMAN
                           ---------------------------------------------------
                           GERALD G. GOSSMAN, AS TRUSTEE OF THE GOSSMAN
                           GRANDCHILDRENS' TRUST #2, UTD 12/31/91


                           /s/ GERALD G. GOSSMAN
                           ---------------------------------------------------
                           GERALD G. GOSSMAN


                           /s/ REBECCA KOZAK
                           ---------------------------------------------------
                           REBECCA KOZAK, TRUSTEE OF THE REBECCA MARIE KOZAK TRUST, UTD 5/18/2001


                           PURCHASER:

                           PENSKE AUTOMOTIVE HOLDINGS CORP.



                           /s/ Robert H. Kurnick, Jr.
                           ---------------------------------------------------
                           By: Robert H. Kurnick, Jr.
                           Title: Vice President

                                 SCHEDULE A
                                 ----------

               NAME                   NUMBER OF SHARES     PORTION OF PURCHASE
               ----                   ----------------     -------------------
                                                                  PRICE
                                                                  -----

Jacob A. Gossman and Luella              81,292            1,405,255.05
Gossman, Co-Trustees of the
Gossman Family 1984 Trust, UTD
3/27/84

Thomas J. Gossman and Carol              46,053              796,095.18
Gossman, Co-Trustees of the Thomas
J. Gossman and Carol Gossman
Family Trust, UTD 9/1/92

Thomas J. Gossman, as Trustee of         55,873              965,848.61
the Gossman Grandchildrens' Trust
#1, UTD 12/31/91

Thomas J. Gossman, as Trustee of         37,249              643,904.84
the Gossman Grandchildrens' Trust
#2, UTD 12/31/91

Gerald G. Gossman                        46,053              796,095.18

Rebecca Kozak, Trustee of the            22,723              392,801.14
Rebecca Marie Kozak Trust, UTD
5/18/2001

            TOTAL                       289,243           $5,000,000.00
                                        =======           =============